Series Number: 3
For period ending 2/28/13

48)	Investor, A & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.453%

Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.253%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           13,393
                      Institutional Class                                                      1,449
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           459
                      C Class                                           128

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.1498
                      Institutional Class                                           $0.1617
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.1349
C Class                                            $0.0904

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           91,060
                      Institutional Class                                                      10,586
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           3,723
                      C Class                                            1,677

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $12.03
                      Institutional Class                                           $12.03
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $12.03
                                C Class                                            $12.04

Series Number: 4
For period ending 2/28/13

48)	Investor, A & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.453%

      Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.253%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           6,495
                      Institutional Class                                           1
           2.  Dividends for a second class of open-end company shares
                                A Class                                           250
                      C Class                                           125

73A)           1. Dividends from net investment income
                        Investor Class                                                                $0.1856
            Institutional Class                                                      $0.1975
           2. Dividends for a second class of open-end company shares
                        A Class                                                                            $0.1710
                        C Class                                                                            $0.1273

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           34,556
                                Institutional Class                                           3
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            1,546
                                C Class                                           1,000

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.84
                                Institutional Class                                           $11.84
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.84
                      C Class                                            $11.84

Series Number: 5
For period ending 2/28/13

48)	Investor, A & C
First $1 billion 0.601%
Next $1 billion 0.549%
Next $3 billion 0.519%
Next $5 billion 0.499%
Next $15 billion 0.486%
Next $25 billion 0.484%
Over $50 billion 0.483%

Institutional
First $1 billion 0.401%
Next $1 billion 0.349%
Next $3 billion 0.319%
Next $5 billion 0.299%
Next $15 billion 0.286%
Next $25 billion 0.284%
Over $50 billion 0.283%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           10,830
Institutional Class                                           513
           2. Dividends for a second class of open-end company shares
                      A Class                                           2,285
                                C Class                                           475

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.2062
                      Institutional Class                                           $0.2163
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.1935
                      C Class                                           $0.1556

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      55,506
                      Institutional Class                                                      2,726
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           12,858
                      C Class                                           3,154

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.26
                      Institutional Class                                           $10.26
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.26
                      C Class                                           $10.26